Exhibit 10.23

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) is made as of June 26, 2019 by and among SPRINKLR, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement referred to below (the “Lenders”), and SILICON VALLEY BANK (“SVB”), as administrative agent (in such capacity, the “Administrative Agent”), Issuing Lender and Swingline Lender.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are party to that certain Credit Agreement dated as of May 22, 2018, as amended by that certain Waiver and First Amendment to Credit Agreement dated as of February 14, 2019 and by that certain Second Amendment to Credit Agreement dated as of May 24, 2019 (as the same may be further amended, restated, amended and restated, modified, or supplemented and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent modify and amend certain other terms and conditions of the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Administrative Agent, the Lenders, and the Borrower agree as follows:

1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Amendments to the Credit Agreement.

(a)

The references to “$30,000,000” in the Credit Agreement on the cover page thereto, in the second paragraph of the recitals thereto, and on Schedule 1.1A to the Credit Agreement are hereby deleted and replaced with “$50,000,000”.

(b)

The references to “$0” in the Credit Agreement in the second paragraph of the recitals thereto, in the definition of “Total L/C Commitments,” and on Schedule 1.1A to the Credit Agreement are hereby deleted and replaced with “$5,000,000”.

(c)	The definition of “Commitment Fee Rate” appearing in Section 1.1 of the Credit Agreement is hereby amended in its entirety and replaced with the following:

““Commitment Fee Rate”: 0.20% per annum.”

(d)	The definition of “Maturity Date” appearing in Section 1.1 of the Credit Agreement is hereby amended in its entirety and replaced with the following:

““Maturity Date”: June 21, 2022.”

(e)	The definition of “Responsible Officer” appearing in Section 1.1 of the Credit Agreement is hereby amended in its entirety and replaced with the following:

““Responsible Officer”: with respect to any Loan Party, the chief executive officer, president, vice president, chief financial officer, treasurer, controller or comptroller of such Loan Party, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or comptroller of the Borrower, and solely with respect to any Compliance Certificate, the Associate Vice President, Finance.”

(f)

The definition of “Streamline Period” appearing in Section 1.1 of the Credit Agreement is hereby amended by inserting (subject to increase to 1.2:1.0 in accordance with Section 7.1(b)(iii))” immediately after “1.15:1.0” appears therein.

(g)	The following new definition is hereby inserted into Section 1.1 of the Credit Agreement in appropriate alphabetical order:

““Division”: in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including as contemplated under Section 18-217 of the Delaware Limited Liability Company Act, or any analogous action taken pursuant to any other applicable Requirements of Law.”

(h)	The following new Section 1.2(e) is hereby inserted into the Credit Agreement immediately after Section 1.2(d):

“(e) Any reference in any Loan Document to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a Division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company shall constitute a separate Person under the Loan Documents (and each Division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity) on the first date of its existence. In connection with any Division, if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then such asset shall be deemed to have been transferred from the original Person to the subsequent Person.”

(i)	Section 2.9(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(i) “(b) Commitment Fee. As additional compensation for the Commitments, the Borrower shall pay to the Administrative Agent for the account of the Lenders, in arrears, on the first day of each quarter prior to the Maturity Date and on the Maturity Date, a fee for the Borrower’s non-use of available funds in an amount equal to the Commitment Fee Rate per annum multiplied by the difference between (x) the Total Commitments (as they may be reduced from time to time) and (y) the sum of (A) the average for the period of the daily closing balance of the Revolving Loans, (B) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (C) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time.”

(j)	Section 6.2(b) of the Credit Agreement is hereby amended in its entirety and replaced with the following:

“(b) concurrently with the delivery of any financial statements pursuant to Section 6.1, a Compliance Certificate executed by a Responsible Officer of the Borrower (i) stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) containing (x) all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the month, fiscal quarter or fiscal year of the Borrower, as the case may be, (y) in the case of the Compliance Certificate accompanying the financial reporting for the fiscal months ending November 30, 2019 and December 31, 2019, all information and calculations necessary for determining the Consolidated Adjusted EBITDA of the Borrower for the trailing twelve month periods ending on such dates, and (z) a list of any Intellectual Property issued to or acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (z) (or, in the case of the first such report so delivered, since the Closing Date);”

(k)	Section 6.7 and Section 6.11 of the Credit Agreement are hereby amended by deleting “1.15:1.00” and inserting “the Streamline Threshold” in lieu thereof.

(l)	Section 6.12(c) of the Credit Agreement is hereby amended by inserting “(including any Subsidiary formed by Division)” immediately after “Closing Date.”

(m)	Section 7.1(b) of the Credit Agreement is hereby amended in its entirety and replaced with the following:

“(b) Minimum Consolidated Adjusted EBITDA. Permit Consolidated Adjusted EBITDA to be less than the following amounts:

(i) for the twelve month period ending July 31, 2019, ($36,000,000);

(ii) for the twelve month period ending October 31, 2019, ($37,500,000); and

(iii) for the twelve month period ending January 31, 2020, ($32,500,000); provided that such minimum Consolidated Adjusted EBITDA covenant level in this clause (iii) shall be (A) ($50,000,000) in the event that the Borrower has both (1) delivered to the Administrative Agent a signed term sheet in form and substance reasonably satisfactory to the Administrative Agent for either the issuance of Equity Interests (other than Disqualified Stock) or unsecured subordinated Indebtedness which may be convertible to Equity Interests (other than Disqualified Stock) of the Borrower on or prior to November 30, 2019, that, in either case, will yield at least $50,000,000 in Net Cash Proceeds (minus up to $2,000,000 in professional expenses) to the Borrower (such term sheet on or prior to November 30, 2019, an “Acceptable Term Sheet”) and (2) received at least $15,000,000 of Net Cash Proceeds (minus up to $2,000,000 in professional expenses) from either the issuance of Equity Interests (other than Disqualified Stock) or unsecured subordinated Indebtedness which may be convertible to Equity Interests (other than Disqualified Stock) of the Borrower on or prior to January 31, 2020, pursuant to terms, conditions, and documentation (including, in the case of Indebtedness, subordination terms or agreements) reasonably satisfactory to the Administrative Agent (such Net Cash Proceeds (in any amount) received on or prior to January 31, 2020, the “Required Capital”) and (B) ($60,000,000) in the event that (1) the Borrower has delivered an Acceptable Term Sheet and (2) either (I) received at least $35,000,000 of Required Capital or (II) received at least $25,000,000 (but less than $35,000,000) of Required Capital (it being agreed that the Streamline Threshold shall immediately (notwithstanding that such date is not a quarter end) and automatically be increased to 1.20:1.0 in the event that Consolidated Adjusted EBITDA is less than (i.e. more negative) than ($50,000,000) for any twelve month period ending on November 30, 2019, December 30, 2019 or January 31, 2020.

Promptly after the receipt by the Administrative Agent of the Projections required to be delivered after the fiscal year ending January 31, 2020 pursuant to Section 6.2(c), the Lenders agree to review such Projections for the purpose of re-setting the minimum Consolidated Adjusted EBITDA covenant for the periods ending on April 30, 2020, July 31, 2020, October 31, 2020, January 31, 2021 set forth in this Section 7.1(b) on or prior to March 31, 2020; provided that (i) any such updated covenant levels must be agreed to in writing (which agreement in writing may be evidenced via e-mail) by the Required Lenders in their sole discretion (after consultation with the Borrower) exercised in good faith in a commercially reasonable manner, (ii) upon determination of any updated covenant levels by the Required Lenders and notice thereof by the Administrative Agent to the Borrower, and notwithstanding any provision herein to the contrary, including, without limitation, Section 10.1, this Agreement shall automatically be amended to give effect to such updated covenant levels, (iii) without limiting clause (ii), the Borrower hereby agrees to enter into at the request of the Administrative Agent and at the sole cost of the Borrower, any amendments to this Agreement and the other Loan Documents or furnish any acknowledgements of such updated covenant levels, in each case, that the Administrative Agent reasonably requests to evidence any amendment to this Agreement required pursuant to this paragraph, and (iv) notwithstanding any provision to the contrary herein, in the event that the Borrower objects to any updated covenant levels determined by the Required Lenders pursuant to clause (i) of this paragraph or otherwise fails to comply with provisions of clause (iii) of this paragraph, at the option of the Required Lenders, the Total Commitments shall terminate and the Obligations shall immediately become due.

Promptly after the receipt by the Administrative Agent of the Projections required to be delivered after the fiscal year ending January 31, 2021 pursuant to Section 6.2(c), the Lenders agree to review such Projections for the purpose of re-setting the minimum Consolidated Adjusted EBITDA covenant for the periods ending on April 30, 2021, July 31, 2021, October 31, 2021, January 31, 2022 and April 30, 2022 set forth in this Section 7.1(b) on or prior to March 31, 2021; provided that (i) any such updated covenant levels must be agreed to in writing (which agreement in writing may be evidenced via e-mail) by the Required Lenders in their sole discretion (after consultation with the Borrower) exercised in good faith in a commercially reasonable manner, (ii) upon determination of any updated covenant levels by the Required Lenders and notice thereof by the Administrative Agent to the Borrower, and notwithstanding any provision herein to the contrary, including, without limitation, Section 10.1, this Agreement shall automatically be amended to give effect to such updated covenant levels, (iii) without limiting clause (ii), the Borrower hereby agrees to enter into at the request of the Administrative Agent and at the sole cost of the Borrower, any amendments to this Agreement and the other Loan Documents or furnish any acknowledgements of such updated covenant levels, in each case, that the Administrative Agent reasonably requests to evidence any amendment to this Agreement required pursuant to this paragraph, and (iv) notwithstanding any provision to the contrary herein, in the event that the Borrower objects to any updated covenant levels determined by the Required Lenders pursuant to clause (i) of this paragraph or otherwise fails to comply with provisions of clause (iii) of this paragraph, at the option of the Required Lenders, the Total Commitments shall terminate and the Obligations shall immediately become due.”

(n)	Section 7.8(f) of the Credit Agreement is amended in its entirety and replaced with the following:

“(f) (i) for the period beginning on June 26, 2019 and ending on July 1, 2019, no intercompany Investments shall be made and (ii) for the period beginning on July 1, 2019 and ending June 30, 2020, intercompany Investments by (A) any Group Member in the Borrower or any Person that, prior to such investment, is a Loan Party, (B) any Group Member that is not a Loan Party to any other Group Member that is not a Loan Party, (C) the Borrower in Sprinklr India Private Limited consisting of capital contributions in an aggregate amount not to exceed $40,000,000, (D) the Borrower in Sprinklr UK Ltd consisting of capital contributions in an aggregate amount not to exceed $35,000,000, (E) the Borrower in Sprinklr France Sarl consisting of capital contributions in an aggregate amount not to exceed $17,500,000, (F) the Borrower in Sprinklr Australia Pty Ltd consisting of capital contributions in an aggregate amount not to exceed $1,500,000, (G) the Borrower in Sprinklr (Brasil) Ltda. consisting of capital contributions in an aggregate amount not to exceed $5,000,000, (H) the Borrower in Sprinklr Netherlands BV consisting of capital contributions in an aggregate amount not to exceed $3,000,000, (I) the Borrower in Sprinklr Singapore Pte Ltd consisting of capital contributions in an aggregate amount not to exceed $5,000,000, (J) the Borrower in Sprinklr Switzerland GmbH consisting of capital contributions in an aggregate amount not to exceed $6,000,000, (K) the Borrower in Sprinklr Middle East consisting of capital contributions in an aggregate amount not to exceed $5,000,000, (L) the Borrower in Sprinklr Germany GmbH consisting of capital contributions in an aggregate amount not to exceed $6,000,000, (M) the Borrower in Sprinklr Canada Inc. consisting of capital contributions in an aggregate amount not to exceed $2,000,000, (N) the Borrower in Sprinklr China consisting of capital contributions in an aggregate amount not to exceed $500,000, (O) the Borrower in Sprinklr Software Iberia S.L consisting of capital contributions in an aggregate amount not to exceed $2,000,000 and (P) any Loan Party to any Subsidiary that is not a Loan Party; provided that the aggregate amount of outstanding Investments of the type described in this Section 7.8(f)(P) does not exceed $250,000; it being agreed that:

promptly after the receipt by the Administrative Agent of the Projections required to be delivered after the fiscal year ending January 31, 2020 pursuant to Section 6.2(c), the Lenders agree to review such Projections for the purpose of re-setting the minimum Investments for the twelve month period ending June 30, 2021 set forth in this Section 7.8(f) on or prior to March 31, 2020; provided that (i) any such updated Investment levels must be agreed to in writing (which agreement in writing may be evidenced via e-mail) by the Required Lenders in their sole discretion (after consultation with the Borrower) exercised in good faith in a commercially reasonable manner, (ii) upon determination of any updated Investment levels by the Required Lenders and notice thereof by the Administrative Agent to the Borrower, and notwithstanding any provision herein to the contrary, including, without limitation, Section 10.1, this Agreement shall automatically be amended to give effect to such updated Investment levels, (iii) without limiting clause (ii), the Borrower hereby agrees to enter into at the request of the Administrative Agent and at the sole cost of the Borrower, any amendments to this Agreement and the other Loan Documents or furnish any acknowledgements of such updated Investment levels, in each case, that the Administrative Agent reasonably requests to evidence any amendment to this Agreement required pursuant to this paragraph, and (iv) notwithstanding any provision to the contrary herein, in the event that the Borrower objects to any updated Investment levels determined by the Required Lenders pursuant to clause (i) of this paragraph or otherwise fails to comply with provisions of clause (iii) of this paragraph, at the option of the Required Lenders, the Total Commitments shall terminate and the Obligations shall immediately become due and promptly after the receipt by the Administrative Agent of the Projections required to be delivered after the fiscal year ending January 31, 2021 pursuant to Section 6.2(c), the Lenders agree to review such Projections for the purpose of re-setting the minimum Investments for the period beginning on July 1, 2021 and ending on the Maturity Date set forth in this Section 7.8(f) on or prior to March 31, 2021; provided that (i) any such updated Investment levels must be agreed to in writing (which agreement in writing may be evidenced via e-mail) by the Required Lenders in their sole discretion (after consultation with the Borrower) exercised in good faith in a commercially reasonable manner, (ii) upon determination of any updated Investment levels by the Required Lenders and notice thereof by the Administrative Agent to the Borrower, and notwithstanding any provision herein to the contrary, including, without limitation, Section 10.1, this Agreement shall automatically be amended to give effect to such updated Investment levels, (iii) without limiting clause (ii), the Borrower hereby agrees to enter into at the request of the Administrative Agent and at the sole cost of the Borrower, any amendments to this Agreement and the other Loan Documents or furnish any acknowledgements of such updated Investment levels, in each case, that the Administrative Agent reasonably requests to evidence any amendment to this Agreement required pursuant to this paragraph, and (iv) notwithstanding any provision to the contrary herein, in the event that the Borrower objects to any updated Investment levels determined by the Required Lenders pursuant to clause (i) of this paragraph or otherwise fails to comply with provisions of clause (iii) of this paragraph, at the option of the Required Lenders, the Total Commitments shall terminate and the Obligations shall immediately become due;”.

(o)	The Compliance Certificate appearing as Exhibit B to the Credit Agreement is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit B attached hereto.

3. Acknowledgement of Default; Waiver. The Borrower acknowledges that it is currently in default under the Credit Agreement by virtue of its failure to comply with the requirements set forth in Section 6.10 of the Credit Agreement during the month of May 2019 (the “SVB Cash Balance Existing Default”) and may be in default under the Credit Agreement by virtue of its failure to comply with the requirements set forth in Section 6.10 of the Credit Agreement during the month of June 2019 (the “Prospective Default”). The Administrative Agent and the Required Lenders hereby waive the SVB Cash Balance Existing Default and prospectively waive the Prospective Default, but only in respect of the foregoing specific compliance periods. The Borrower hereby acknowledges and agrees that, except as specifically provided herein, nothing in this section or anywhere in this Third Amendment shall be deemed or otherwise construed as a waiver by the Administrative Agent or the Required Lenders of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

4. Conditions Precedent to Effectiveness. This Third Amendment shall not be effective until each of the following conditions precedent have been fulfilled or waived prior to or concurrently herewith, each to the satisfaction of the Administrative Agent:

(a)

This Third Amendment shall have been duly executed and delivered by the respective parties hereto, and the Administrative Agent shall have received a counterpart of this Third Amendment signed by each party hereto.

(b)

The Administrative Agent shall have received duly executed supplements to each applicable Intellectual Property Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, with respect to all registered United States Intellectual Property created or acquired since the Closing Date.

(c)

The Administrative Agent shall have received a spreadsheet or other similar statement in form and substance reasonably satisfactory to the Administrative Agent, prepared by the Borrower, regarding the disbursement of Revolving Loan proceeds, the funding and the payment of the fees and expenses of the Administrative Agent and the Lenders (including their respective counsel), and such other matters as may be agreed to by Borrower, the Administrative Agent and the Lenders.

(d)	All necessary consents and approvals to this Third Amendment shall have been obtained.

(e)

The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the date hereof and executed by a Responsible Officer of such Loan Party, substantially in the form delivered on the Closing Date, with appropriate insertions and attachments, including (A) the Operating Documents of such Loan Party, (B) the relevant board resolutions or written consents of such Loan Party adopted by such Loan Party for the purposes of authorizing such Loan Party to enter into and perform this Third Amendment, the Credit Agreement as amended hereby, the other Loan Documents to which such Loan Party is party and (C) the names, titles, incumbency and signature specimens of those representatives of such Loan Party who have been authorized by such resolutions and/or written consents to execute Loan Documents on behalf of such Loan Party, (ii) a long form good standing certificate for each Loan Party from its respective jurisdiction of organization, and (iii) certificates of foreign qualification for each Loan Party from each jurisdiction where the failure to be qualified could reasonably be expected to have a Material Adverse Effect.

(f)

The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated as of the date hereof and in form and substance reasonably satisfactory to the Administrative Agent, certifying (A) that the conditions specified in Sections 5.2(a) and (e) of the Credit Agreement have been satisfied as of the date hereof (regardless of whether any Borrowings shall be made on the date hereof), and (B) that there has been no event or circumstance since December 31, 2018, that has had or that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(g)	The Administrative Agent shall have received an updated Collateral Information Certificate, executed by a Responsible Officer.

(h)

The Administrative Agent shall have received the results of recent tax, judgment, litigation and lien searches in each jurisdiction reasonably required by the Administrative Agent, and such searches shall reveal no Liens on any of the assets of the Group Members except for Liens permitted by Section 7.3 of the Credit Agreement or Liens to be discharged on or prior to the date hereof.

(i)

The Administrative Agent shall have received updated insurance certificates satisfying the requirements of Section 6.6 of the Credit Agreement and Section 5.2(b) of the Guarantee and Collateral Agreement.

(j)	[Reserved].

(k)	After giving pro forma effect to borrowings made on the date hereof (if any) and payment of fees and expenses relating hereto, Liquidity shall be not less than $35,000,000 on the date hereof.

(l)

The Administrative Agent shall have received a solvency certificate from the chief financial officer, chief executive officer or treasurer of the Borrower, substantially in the form delivered on the Closing Date, certifying that the Borrower, after giving effect to this Third Amendment and the consummation of the transactions contemplated hereby, is Solvent.

(m)

No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Group Member, threatened in writing, that could reasonably be expected to have a Material Adverse Effect.

(n)

No Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to the execution of this Third Amendment and the consummation of the transactions contemplated hereby.

(o)

After giving effect to this Third Amendment and the consummation of the transactions contemplated hereby, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that (i) such representations and warranties relate solely to an earlier date, in which case they shall be true and correct in all material respects (or all respects if clause (ii) below is applicable) as of such earlier date or (ii) such representations or warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects).

(p)	The Administrative Agent shall have received all fees and expenses contemplated in Section 6 hereof.

5. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)	It has all requisite power and authority to enter into this Third Amendment and to carry out the transactions contemplated hereby.

(b)

The execution, delivery, and performance of this Third Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary action, and (ii) do not and will not (A) violate any Requirement of Law binding on it or its Subsidiaries, (B) violate any material Contractual Obligation of it or its Subsidiaries, (C) result in or require the creation or imposition of any Lien upon any properties or assets of any Group Member pursuant to any Requirement of Law or any such Contractual Obligation, other than Liens created by the Security Documents, or (D) require any approval of any Group Member’s interestholders or any approval or consent of any Person under any material Contractual Obligation of any Group Member, other than consents or approvals that have been obtained or made and that are still in force and effect.

(c)

No authorization or approval by, and no notice to or filing with, a Governmental Authority is required in connection with the due execution, delivery and performance by it of this Third Amendment, other than authorizations or approvals that have been obtained or made and that are still in force and effect.

(d)

This Third Amendment has been duly executed and delivered by it and is a legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles (whether enforcement is sought by proceedings in equity or law) or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(e)	No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Third Amendment.

(f)

The representations and warranties set forth in this Third Amendment, the Credit Agreement (as amended by this Third Amendment), after giving effect to this Third Amendment, and the transactions contemplated hereby, and set forth in the other Loan Documents to which it is a party, are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that (i) such representations and warranties relate solely to an earlier date, in which case they shall be true and correct in all material respects (or all respects if clause (ii) below is applicable) as of such earlier date or (ii) such representations or warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects).

6. Payment of Costs and Fees. The Borrower shall pay to the Administrative Agent the fees in the amounts and on the dates as set forth in the fee letter dated as of the date hereof between the Borrower and the Administrative Agent. In addition, the Borrower shall pay to the Administrative Agent all costs and all reasonable out-of-pocket expenses in connection with the preparation, negotiation, execution and delivery of this Third Amendment and any documents and instruments relating hereto in accordance with Section 10.5 of the Credit Agreement, such fees (exclusive of out-of-pocket expenses) not to exceed Twenty Thousand Dollars ($20,000).

7. Choice of Law, etc. This Third Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws (and not the conflict of law rules) of the State of New York. The provisions of Section 10.13 and 10.14 of the Credit Agreement are incorporated by reference mutates mutandis.

8. Counterpart Execution. This Third Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Third Amendment by signing any such counterpart. Delivery of an executed counterpart of this Third Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Third Amendment.

9. Effect on Loan Documents.

The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery and performance of this Third Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power or remedy of the Lenders in effect prior to the date hereof. The amendments, modifications and other agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, and except as expressly set forth herein, shall neither excuse any future non-compliance with the Credit Agreement, nor operate as a waiver of any Default or Event of Default. To the extent any terms or provisions of this Third Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Third Amendment shall control.

(a)

Upon and after the effectiveness of this Third Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b)	The existing letter of credit issued by SVB for the account of the Borrower shall be a “Letter of Credit” under the Credit Agreement.

(c)	This Third Amendment is a Loan Document.

10. Entire Agreement. This Third Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

11. Reaffirmation of Obligations. The Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. The Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Lenders and the Issuing Lender, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

12. Severability. In case any provision in this Third Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Third Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Third Amendment by their respective duly authorized officers.

BORROWER:

SPRINKLR, INC.

By:	/s/ Chris Lynch

Name:	Chris Lynch

Title:	CFO

ADMINISTRATIVE AGENT, ISSUING LENDER, SWINGLINE LENDER AND LENDER:

SILICON VALLEY BANK

By:	/s/ Hillary Le

Name:	Hillary Le

Title:	Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

SPRINKLR, INC.

Date:                          , 20

This Compliance Certificate is delivered pursuant to Section 6.2(b) of that certain Credit Agreement, dated as of May 22, 2018, among Sprinklr, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Borrower, hereby certifies, in his/her capacity as an officer of the Borrower, and not in any personal capacity, as follows:

I have reviewed and am familiar with the contents of this Compliance Certificate.

I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Except as set forth on Attachment 2, such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default.

Attached hereto as Attachment 3 are the computations showing compliance with the covenants set forth in Section 7.1 of the Credit Agreement [and Consolidated Adjusted EBITDA for the trailing twelve month periods ending November 30, 2019 and December 31, 2019].

The average aggregate balance of the Other Bank Cash during the immediately preceding monthly period [did][did not] exceed forty percent (40%) and calculated as follows:

1.    Average aggregate monthly balance of cash and Cash Equivalents of the Borrower and its Subsidiaries maintained with SVB and SVB’s Affiliates: $                                        .

2.    Average aggregate monthly balance of cash and Cash Equivalents of the Borrower and its Subsidiaries (other than Sprinklr Japan KK) maintained with depositary institutions other than SVB and SVB’s Affiliates: $                                        .

3.    Sum of lines 1 and 2: $                                        .

4.    Line 2 divided by line 3 (expressed as a percentage):                 %.

[To the extent not previously disclosed to the Administrative Agent, attached is a description of any change in the jurisdiction of organization of any Loan Party.]

[To the extent not previously disclosed to the Administrative Agent, attached is a list of any material patents, registered trademarks or registered copyrights issued to or acquired by any Loan Party since [the Closing Date][the date of the most recent report delivered].]

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written

SPRINKLR, INC.

By:

Name:

Title:

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 2

to Compliance Certificate

Except as set forth below, no Default or Event of Default has occurred. [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrower to be taken on account thereof.]

Attachment 3

to Compliance Certificate

Compliance Certificate Calculations

The information described in Section I hereof is as of [_____________], [____] (the “Statement Date”). The information contained in Section II hereof pertains to the Subject Period defined below, as applicable.

I. Section 7.1(a) — Adjusted Quick Ratio

A. Consolidated Quick Assets for the Statement Date

1. Unrestricted cash and Cash Equivalents held by the Loan Parties as of the Statement Date:	$__________

2. All net billed Accounts as of the Statement Date:	$__________

3. Consolidated Quick Assets for the Statement Date (Lines II.A.1+II.A.2):	$__________

B. Consolidated Current Liabilities as of the Statement Date:	$__________

C. Deferred Revenue (to the extent include in Line I.B) for such month:	$__________

D. Line I.B. minus Line I.C.:	$__________

E. Consolidated Quick Ratio for the Statement Date (ratio of Line I.A.3 to Line I.D.):	_______ to 1

Minimum required:	_______ to 1

Covenant compliance: Yes ☐ No ☐

II. Section 7.1(b) — Minimum Consolidated Adjusted EBITDA

A. Consolidated Adjusted EBITDA for the Subject Period:

(“Subject Period” means the four fiscal quarter period ending on the Statement Date)

1. Consolidated Net Income for the Subject Period:	$__________

2. Consolidated Interest Expense for the Subject Period:	$__________

3. Provision for Taxes based on income for the Subject Period:	$__________

4. Depreciation expenses for the Subject Period:	$__________

5. Amortization expenses for the Subject Period:	$__________

6. Noncash stock based compensation expense for the Subject Period:	$__________

7.  Other noncash items reducing Consolidated Net Income (excluding any such non cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) approved by the Administrative Agent in writing as an ‘add back’ to Consolidated Adjusted EBITDA for the Subject Period:

$__________

8.  Other noncash items increasing Consolidated Net Income (excluding any such non cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period) for the Subject Period:

$__________

9. Interest income for the Subject Period:	$

10. Consolidated Capital Expenditures (including capitalized software development costs) for the Subject Period:	$__________

11. Consolidated Adjusted EBITDA for the Subject Period (the sum of Lines II.A.1+II.A.2+II.A.3+II.A.4+II.A.5+II.A.6+II.A.7) minus (the sum of Line II.A.8+ II.A.9+II.A.10):	$__________

Minimum required:

Covenant compliance: Yes ☐ No ☐